Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF FEBRUARY 28, 2017

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$28,940
Cash equivalents held in trust	1,257
Total investments held in trust	30,197
Cash and cash equivalents	666
Fixed-maturity securities, at fair value	2,139
Accrued investment income	225
Prepaid expenses	6
Premiums receivable	142
Total assets	$33,375

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$194
Losses refundable	(1)
Unearned premiums	44
Accrued ceding commission expense	17
Other liabilities	233
Total liabilities	487
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(36,992)
Total stockholder’s equity	32,888
Total liabilities and stockholder’s equity	$33,375

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED FEBRUARY 28, 2017

(in thousands)

Revenues:
Premiums earned	$144
Net investment income	48
Total revenues	192
Expenses:
Underwriting expense	23
General and administrative expenses	165
Total expenses	188
Income before federal income taxes	4
Federal income tax expense	—
Net income	$4